MOVIE GALLERY APPOINTS MARK D. MORELAND
                     INTERIM CHIEF FINANCIAL OFFICER

               Further Streamlines Corporate Cost Structure

DOTHAN, Ala., April 12, 2006 -- Movie Gallery, Inc. (Nasdaq: MOVI) today announced that Mark D. Moreland, Senior Vice President and Treasurer, has been appointed Interim Chief Financial Officer in addition to his current responsibilities. The appointment follows the resignation of Timothy R. Price, Movie Gallery's Chief Financial Officer, for personal reasons.

Joe Malugen, Chairman, President and Chief Executive Officer, said, "I wish Tim all the best in his future endeavors and thank him for his service. I also want to congratulate Mark on his new appointment.
Mark has been Treasurer of Hollywood since 2002 and since he assumed that title at Movie Gallery I have consistently been impressed with his skills, experience and leadership. I look forward to working with Mark in his new role."

Movie Gallery also announced today that as part of its ongoing effort to improve operating efficiencies and cut costs, it has consolidated a number of job functions:

Mark "Bo" Loyd, Executive Vice President and Chief Merchandising
Officer, is now responsible for product across all brands, replacing Silvio Piccini.

Jeff Klemp, Senior Director of Supply Chain, has been appointed to Senior Vice President of Logistics and Distribution replacing
Joe Intile.

Timothy Winner, Senior Vice President of Store Operations of the Hollywood Entertainment division has been promoted to Executive Vice President of Store Operations and Chief Operating Officer of the Hollywood Entertainment division and is now responsible for all Hollywood Video and Game Crazy store operations and marketing activities, replacing Larry Plotnick.

In addition to these changes, several other management and administrative positions have been eliminated.

As previously announced, Movie Gallery plans to reduce salaried and administrative office staff by approximately 17%, or by 300 positions, by December 31, 2006.

"We have already made great progress in reducing costs and enhancing efficiency," said Mr. Malugen. "Today's announcement will further our efforts to create value for shareholders and better position Movie Gallery for long-term success."

About Movie Gallery
Movie Gallery is the second largest North American video rental company with approximately 4,800 stores located in all 50 U.S. states, Canada and Mexico. Since the Company's initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company please visit our website at: http://www.moviegallery.com

Forward Looking Statements
To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements, including descriptions of planned reductions in salaried and administrative office staff and the associated impact thereof, that are based upon the Company's current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company's SEC reports, including, but not limited to, the annual report on Form 10-K for the fiscal year ended January 1, 2006. In addition to the potential effect of these ongoing factors, the Company's operations and financial performance may be adversely effected if, among other factors; (i) the significant personnel changes at the Company's Hollywood Entertainment division adversely effect day-to-day operations; (ii) same-store revenues are less than projected; (iii) the Company is unable to comply with the revised financial covenants contained in its senior credit facility; (iv) the Company's operational improvement initiatives and planned reductions in salaried and administrative office staff fail to generate anticipated cost reductions; (v) the availability of new movie releases priced for sale negatively impacts the consumers' desire to rent movies; (vi) unforeseen issues with the continued integration of the Hollywood Entertainment business; (vii) the Company's actual expenses or liquidity requirements differ from estimates and expectations; (viii) consumer demand for movies and games is less than expected; (ix) the availability of movies and games is less than expected; or (x) competitive pressures are greater than anticipated. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts
Financial: Thomas D. Johnson, Jr., Movie Gallery, Inc., 503-570-1950
Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449 ext. 127